                                                                     EXHIBIT  A

REGISTERED                                                           $________
No.

                         SEE REVERSE FOR CERTAIN DEFINITIONS

                                                                      CUSIP NO.


          THE PRINCIPAL OF THIS  SERIES [     ], CLASS [__-__] ("THIS CLASS
[__-__ ] NOTE") WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS [__-__] NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE HOLDER OF THIS NOTE HAS NO RECOURSE TO THE ISSUER HEREOF AND AGREES TO LOOK ONLY TO THE NOTE COLLATERAL, AS DESCRIBED IN THE INDENTURE AND ANY RELATED TRUSTEE'S ISSUANCE CERTIFICATE OR SERIES SUPPLEMENT REFERRED TO ON THE REVERSE HEREOF, FOR PAYMENT OF ANY AMOUNTS DUE HEREUNDER. ALL OBLIGATIONS OF THE ISSUER OF THIS CLASS [__-__] NOTE UNDER THE TERMS OF THE INDENTURE WILL BE RELEASED AND DISCHARGED UPON PAYMENT IN FULL HEREOF OR AS OTHERWISE PROVIDED IN SECTION 3.10(B) OR ARTICLE IV OF THE INDENTURE. THE HOLDER OF THIS CLASS [__-__] NOTE HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE WHICH IS ONE (1) YEAR
AND ONE (1) DAY AFTER THE PAYMENT IN FULL OF THE SERIES [     ] CLASS [__-__]
NOTES, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. NOTHING IN THIS PARAGRAPH SHALL PRECLUDE, OR BE DEEMED TO ESTOP, SUCH HOLDER (A) FROM TAKING OR OMITTING TO TAKE ANY ACTION PRIOR TO SUCH DATE IN (I) ANY CASE OR PROCEEDING VOLUNTARILY FILED OR COMMENCED BY OR ON BEHALF OF THE ISSUER UNDER OR PURSUANT TO ANY SUCH LAW OR (II) ANY INVOLUNTARY CASE OR PROCEEDING PERTAINING TO THE ISSUER WHICH IS FILED OR COMMENCED BY OR ON BEHALF OF A PERSON OTHER THAN SUCH HOLDER AND IS NOT JOINED IN BY SUCH HOLDER (OR ANY PERSON TO WHICH SUCH HOLDER SHALL HAVE ASSIGNED, TRANSFERRED OR OTHERWISE CONVEYED ANY PART OF THE OBLIGATIONS OF THE ISSUER HEREUNDER) UNDER OR PURSUANT TO ANY SUCH LAW, OR (B) FROM COMMENCING OR PROSECUTING ANY LEGAL ACTION WHICH IS NOT AN

INVOLUNTARY CASE OR PROCEEDING UNDER OR PURSUANT TO ANY SUCH LAW AGAINST THE ISSUER OR ANY OF ITS PROPERTIES.


                       COMED TRANSITIONAL FUNDING TRUST NOTES,
                            SERIES [     ], Class [__-__].


INTEREST            ORIGINAL PRINCIPAL            FINAL MATURITY
 RATE                    AMOUNT                        DATE

          ComEd Transitional Funding Trust, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the
"Note Issuer"), for value received, hereby promises to pay to [      ], or
registered assigns, the Original Principal Amount shown above
[in quarterly installments] on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section
8.02 of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Final Maturity Date shown above and to pay interest, at the Interest Rate shown above, on each [March 15, June 15, September 15 and December 15] or if any such day is
not a Business Day, the next succeeding Business Day, commencing on [   ] and
continuing until the earlier of the payment in full of the principal hereof and the Final Maturity Date (each a "Payment Date"), on the principal amount
of this Series [     ], Class [__-__] Note (hereinafter referred to as "this
Class [__-__] Note"). Interest on this Class [__-__] Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been
paid, from [    ]. Interest will be computed on the basis of
[specify method of computation]. Such principal of and interest on this Class [__-__] Note shall be paid in the manner specified on the reverse hereof.

          The principal of and interest on this Class [__-__] Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Note Issuer with respect to this Class [__-__] Note shall be applied first to interest due and payable on this Class [__-__] Note as provided above and then to the unpaid principal of and premium, if any, on this Class [__-__] Note, all in the manner set forth in Section 8.02 of the Indenture.

          Reference is made to the further provisions of this Class [__-__] Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class [__-__] Note.

          Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class [__-__] Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Note Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer.

Date:


                         COMED TRANSITIONAL FUNDING TRUST
                         By: FIRST UNION TRUST COMPANY, NATIONAL
                         ASSOCIATION, not in its individual capacity
                         BUT solely as Delaware Trustee


                         By: ____________________________
                         Name:
                         Title:

                  INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:_______,______


          This is one of the Series [     ], Class [__-__] Notes, designated
above and referred to in the within-mentioned Indenture.


                                   HARRIS TRUST AND SAVINGS BANK, not in its individual capacity but solely as Indenture Trustee

                                   By: _______________________________
                                   Name: _____________________________
                                   Title: ______________________________

                               REVERSE OF NOTE

          This Series [    ], Class [__-__] Note is one of a duly authorized
issue of Notes of the Note Issuer (herein called the "Notes"), issued and to be issued in one or more Series, which Series are issuable in one or more
Classes, and the Series [    ] Notes consists of [  ] Classes, including
this Class [__-__] Note (herein called the "Class [__-__] Notes"), all issued
and to be issued under an Indenture dated as of [   ], 1998, (the
"Indenture"), between the Note Issuer and Harris Trust and Savings Bank, as Indenture Trustee (the "Indenture Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Note Issuer, the Indenture Trustee and the Holders of the Notes. All terms used in this Class [__-__] Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

          The Class [__-__] Notes, the other Classes of Series [ ] Notes (all of such Classes being referred to herein as "Series [ ] Notes") and any other Series of Notes issued by the Note Issuer are and will be equally and ratably secured by the Note Collateral pledged as security therefor as provided in the Indenture.

          The principal of this Class [__-__] Note shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance thereof on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the related Trustee's Issuance Certificate or Series Supplement, if any, as Schedule A, unless payable earlier either because (x) an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes of all Series have declared the Notes of all Series to be immediately due and payable in accordance with Section 5.02 of the Indenture or (y) the Note Issuer, at its option, shall have called for
the redemption of the Series [    ] Notes pursuant to Section 10.01 of the
Indenture. However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to
Section 8.02 of the Indenture. The entire unpaid principal amount of this Class [__-__] Note shall be due and payable on the earlier of the Final Maturity Date hereof and the Optional Redemption Date, if any. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Notes representing not less than a majority of the Outstanding Amount of the Notes of all Series have

-----------------
1 The form of the reverse of a Note is substantially as follows, unless otherwise specified in the related Trustee's Issuance Certificate or Series Supplement.

declared the Notes of all Series to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class [__-__] Notes shall be made pro rata to the Class [__-__] Holders entitled thereto based on the respective principal amounts of the Class [__-__] Notes held by them.

          Payments of interest on this Class [__-__] Note due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Class [__-__] Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the Record Date or in such other manner as may be provided in the related Trustee's Issuance Certificate or Series Supplement, if any, except for the final installment of principal and premium, if any, payable with respect to this Class [__-__] Note on a Payment Date which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Class [__-__] Note be submitted for notation of payment. Any reduction in the principal amount of this Class [__-__] Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class [__-__] Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class [__-__] Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Note Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Class [__-__] Note and shall specify the place where this Class [__-__] Note may be presented and surrendered for payment of such installment.

          The Note Issuer shall pay interest on overdue installments of interest at the Note Interest Rate to the extent lawful.

          As provided in the Indenture, the Class [__-__] Notes may be redeemed, in whole but not in part, at the option of the Note Issuer on any Payment Date at the Optional Redemption Price if, after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount of the Class [__-__] Notes has been reduced to less than five percent of the initial principal balance thereof.

          This Note is a transitional funding instrument as such term is defined in the Funding Law. Principal and interest due and payable on this Note are payable from and secured primarily by intangible transition property created and established by a transitional funding order obtained from the Illinois Commerce Commission pursuant to the Funding Law. Intangible transition property consists of the right to impose and collect certain charges (defined in the Funding Law as "instrument funding charges") to be included in regular electric utility bills of existing and future electric service customers of Commonwealth Edison
Company, an Illinois electric utility.

          The Funding Law provides that: "The State [of Illinois] pledges to and agrees with the holders of any transitional funding instruments who may enter into contracts with an electric utility, grantee, assignee or issuer pursuant to this Article XVIII [of the Public Utility Act] that the State
[of Illinois] will not in any way limit, alter, impair or reduce the value of intangible transition property created by, or instrument funding charges approved by, a transitional funding order so as to impair the terms of any contract made by such electric utility, grantee, assignee or issuer with such holders or in any way impair the rights and remedies of such holders until the pertinent grantee instruments or, if the related transitional funding order does not provide for the issuance of grantee instruments, the pertinent transitional funding instruments and interest, premium and other fees, costs and charges related thereto, as the case may be, are fully paid and discharged. Electric utilities, grantees and issuers are authorized to include these pledges and agreements of the State [of Illinois] in any contract with the holders of transitional funding instruments or with any assignees pursuant to this Article XVIII [of the Public Utility Act] and any assignees are similarly authorized to include these pledges and agreements of the State [of Illinois] in any contract with any issuer, holder or any other assignee. Nothing in this Article XVIII [of the Public Utility Act] shall preclude the State of Illinois from requiring adjustments as may otherwise be allowed by law to the electric utility's base rates, transition charges, delivery services charges, or other charges for tariffed services, so long as any such adjustment does not directly affect or impair any instrument funding charges previously authorized by a transitional funding order issued by the [Illinois Commerce Commission]."

          As a result of the foregoing pledge, the State of Illinois may not, except as provided in the succeeding sentence, in any way limit, alter, impair or reduce the value of such intangible transition property or such instrument funding changes in a manner substantially impairing the Note Indenture or the rights and remedies of the Holders, until the Notes, together with interest thereon, are fully paid and discharged. Notwithstanding the immediately preceding sentence, the State of Illinois would be allowed to effect a temporary impairment of the Holders' rights if it could be shown that such impairment was necessary to advance a significant and legitimate public purpose.

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class [__-__] Note may be registered on the Note Register upon surrender of this Class [__-__] Note for registration of transfer at the office or agency designated by the Note Issuer pursuant to the Indenture, duly endorsed by, or accompanied by (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities
Transfer Agent Medallion Program (STAMP); (ii)The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP);
or (iv) in such other guarantee program acceptable to the Indenture Trustee, and (b) such other documents as the Indenture Trustee may require, and thereupon one or more new Class [__-__] Notes of Minimum Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class [__-__] Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Section 2.04 or 9.06 of the Indenture not involving any transfer.

          Each Note holder, by acceptance of a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Note Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Delaware Trustee in its respective individual capacity, (ii) any owner of a beneficial interest in the Note Issuer (including the Grantee and ComEd) or (iii) any partner, owner, beneficiary, agent, officer or employee of the Indenture Trustee or the Delaware Trustee in its respective individual capacity, any holder of a beneficial interest in the Indenture Trustee or of any successor or assign of any of them in their individual or corporate capacities, except as any such Person may have expressly agreed (it being understood that none of the Indenture Trustee, the Delaware Trustee, the Grantee and ComEd has any such obligations in their respective individual or corporate capacities).

          Prior to the due presentment for registration of transfer of this Class [__-__] Note, the Note Issuer, the Indenture Trustee and any agent of the Note Issuer or the Indenture Trustee may treat the Person in whose name this Class [__-__] Note is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Class [__-__] Note and for all other purposes whatsoever, whether or not this Class [__-__] Note be overdue, and neither the Note Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Note Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Note Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time outstanding of each Series or Class to be affected. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes of all Series, on behalf of the Holders of all the Notes, to waive compliance by the Note Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class [__-__] Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class [__-__] Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class [__-__] Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

          The term "Note Issuer" as used in this Class [__-__] Note includes any successor to the Note Issuer under the Indenture.

          The Note Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

          The Class [__-__] Notes are issuable only in registered form in denominations as provided in the Indenture and the related Trustee's Issuance Certificate or Series Supplement, if any, subject to certain limitations therein set forth.

          This Class [__-__] Note, the Indenture and the related Trustee's Issuance Certificate or Series Supplement, if any, shall be construed in accordance with the laws of the State of Illinois, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Class [__-__] Note or of the Indenture shall alter or impair the obligation, which is absolute and unconditional, to pay the principal of and interest on this Class [__-__] Note at the times, place, and rate, and in the coin or currency herein prescribed.

          The Holder of this Class [__-__] Note by the acceptance hereof agrees that, notwithstanding any provision of the Indenture or the related Trustee's Issuance Certificate or Series Supplement, if any, to the contrary, the Holder shall have no recourse against the Note Issuer, but shall look only to the Note Collateral, with respect to any amounts due to the Holder under this Class [__-__] Note.

          The Note Issuer and the Indenture Trustee, by entering into the Indenture, and the Holders and any Persons holding a beneficial interest in any Class [__-__] Note, by acquiring any Class [__-__] Note or interest therein, (i) express their intention that the Class [__-__] Notes qualify under applicable tax law as indebtedness of ComEd secured by the Note Collateral and (ii) unless otherwise required by appropriate taxing authorities, agree to treat the Class [__-__] Notes as indebtedness of ComEd secured by the Note Collateral for the purpose of federal income, state and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.

                                  ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

------------------------

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________________
                   (name and address of assignee)

the within Class [__-__] Note and all rights thereunder, and hereby irrevocably constitutes and appoints_____________, attorney, to transfer said Class [__-__] Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated: ___________            __________________________
                              Signature Guaranteed:

                              ___________________________


-----------------
NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class [__-__] Note in every particular, without alteration, enlargement or any change whatsoever.